Exhibit (j)(1)




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports dated February 6, 2004 for Worldwide Hard Assets Fund, Worldwide Real Estate Fund, Worldwide Bond Fund, Worldwide Emerging Markets Fund and Worldwide Absolute Return Fund (comprising, Van Eck Worldwide Insurance Trust) in this Registration Statement (Form N-1A No. 33-13019) of Van Eck Worldwide Insurance Trust.



                                ERNST & YOUNG LLP


New York, New York
April 27, 2004